UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.       )

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SUNLINK HEALTH SYSTEMS, INC.

(Name of the Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

September 29, 2017

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders which will be held at 10:00 a.m., local time, on Monday, November 13, 2017, at the Hyatt House Hotel, 3595 Cumberland Blvd. SE, Atlanta, Georgia 30339.

The accompanying Notice of the Annual Meeting and Proxy Statement contain detailed information concerning the matters to be considered and acted upon at the meeting. The Company’s 2017 Annual Report to Shareholders is also enclosed.

We hope you will be able to attend the meeting.

Shareholders of record at the close of business on September 28, 2017 are entitled to vote at the annual meeting. Whether or not you plan to attend the meeting, we encourage you to read the Proxy Statement and vote as soon as possible. You may vote:

•	by following the Internet voting procedures described in these Proxy Materials;

•	by following the telephone voting procedures described in these Proxy Materials; or

•	by executing and returning the enclosed proxy card at your earliest convenience to ensure representation at the meeting.

Whether or not you plan to attend the meeting, please execute and return the enclosed proxy card at your earliest convenience to ensure representation at the meeting or vote via telephone or the Internet. If you later find you can attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

We appreciate your support of SunLink.

Sincerely,

ROBERT M. THORNTON, JR.

President and Chief Executive Officer

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 13, 2017

To the Shareholders of

SUNLINK HEALTH SYSTEMS, INC.:

The Annual Meeting of Shareholders of SUNLINK HEALTH SYSTEMS, INC. will be held at 10:00 a.m., local time, on Monday, November 13, 2017, at the Hyatt House Hotel, 3595 Cumberland Blvd. SE, Atlanta, Georgia 30339, for the purpose of considering and voting upon:

1.	The election of three (3) members of the board of directors named in the Proxy Statement for a term of two (2) years, and until their respective successors are elected and qualified;

2.	To take a non-binding advisory vote on the compensation program for the Company’s named executive officers, as disclosed in the Executive Compensation section of the Proxy Statement (a “say-on-pay” vote). The Board recommends that shareholders approve the compensation program, as set forth in the proposal;

3.	To take a non-binding advisory vote on how frequently shareholders will be provided a “say-on-pay” vote (a “say-on-frequency” vote). You have the opportunity to request a “say-on-pay” vote every year, every two years, or every three years, or abstain from voting on the matter completely. The board of directors recommends that shareholders vote in favor of a “say-on-pay” vote every three years;

4.	The ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for fiscal year 2018; and

To transact such other business that may properly come before the meeting. Except with respect to the procedural matters incident to the conduct of the Annual Meeting, we are not aware of any other business to be brought before the Annual Meeting.

Holders of record of the common shares of SunLink at the close of business on September 28, 2017 will be entitled to notice of and to vote at the meeting. You may vote by mail, telephone or the Internet to the extent described in the Company’s Proxy Statement. Internet and telephone voting for holders of record will conclude on the Sunday prior to the meeting.

Audited financial statements for the year ended June 30, 2017 and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations are included in our Form 10-K, such portions of which are also contained in the Annual Report included with this communication.

To attend the annual meeting you must have valid proof of identification and other proof of beneficial ownership of SunLink Health Systems, Inc. common shares (such as a brokerage statement reflecting your stock ownership) as of September 28, 2017.

Whether or not you expect to be present, please mark, sign, date, and return the enclosed proxy promptly in the envelope provided, or vote via telephone or the Internet. Giving the proxy will not affect your right to vote in person if you attend the meeting.

By order of the Board of Directors of

SunLink Health Systems, Inc.

/s/ Theresa Mota
Theresa Mota
Secretary
September 29, 2017

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

PROXY STATEMENT

FOR 2017 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

We are providing these Proxy Materials to you in connection with the solicitation of proxies by the board of directors of SunLink Health Systems, Inc. for the 2017 Annual Meeting of Shareholders and for any adjournment or postponement of the annual meeting. In this Proxy Statement, we refer to SunLink Health Systems, Inc. as “SunLink,” the “Company,” “we” or “us.”

We are holding the annual meeting at 10:00 a.m. local time, on Monday, November 13, 2017, at the Hyatt House Hotel, 3595 Cumberland Blvd. SE, Atlanta, Georgia 30339.

These Proxy Materials include:

•	Our Proxy Statement for the annual meeting; and

•	Our 2017 Annual Report to Shareholders, which includes our audited consolidated financial statements.

All shareholders will have the ability to access the Proxy Materials on a website referred to in these Proxy Materials.

We intend to mail this Proxy Statement and a proxy card to shareholders starting on or about October 3, 2017.

SMALLER REPORTING COMPANY

The SEC has adopted rules allowing smaller reporting companies to tailor their disclosure to reduce costs. Because the Company qualifies as a “smaller reporting company” under the SEC rules, the Company has elected to prepare this proxy statement and other annual and periodic reports as a “Smaller Reporting Company” consistent with rules of the SEC. Under the scaled disclosure obligations, the Company is not required to provide, among other things, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.

ABOUT THE MEETING

At our annual meeting, our shareholders will act upon the matters outlined in the accompanying notice of meeting. The scheduled matters to be acted upon at the 2017 annual meeting are the election of three (3) members of the board of directors named in the Proxy Statement, a non-binding advisory vote on the compensation program for the Company’s named executive officers (a “say-on-pay” vote), a non-binding advisory vote on how frequently shareholders will be provided a “say-on-pay” vote (a “say-on-frequency” vote), and the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for fiscal year 2018. In addition, our management will report on our performance during fiscal year 2017.

VOTING INFORMATION

All shares represented by properly executed proxies received by the board of directors pursuant to this solicitation will be voted in accordance with the shareholder’s directions specified in the applicable voting instructions or proxy card. If no directions have been specified during Internet or telephone voting or by marking the appropriate places on the physical proxy card, the shares will be voted in accordance with the board’s recommendations which are:

•	FOR the election of each of the director nominees as directors of the Company for a term of two (2) years, and until their successors are elected and qualified

•	FOR the compensation of our named executive officers as disclosed in this Proxy Statement.

•	FOR the “3 Years” “say-on-frequency” alternative set out in the proxy card.

•	FOR the ratification of the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for fiscal year 2018.

A shareholder signing and returning a proxy has power to revoke it at any time prior to its exercise by delivering to the Company a later-dated proxy or by giving notice to the Company in writing or at the meeting, but without affecting any vote previously taken.

Record Date

You may vote all shares that you owned as of September 28, 2017, which is the record date for the annual meeting. On September 28, 2017, we had 9,162,565 common shares outstanding. Each common share is entitled to one (1) vote on each matter properly brought before the meeting.

Ownership of Shares

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these Proxy Materials directly to you. As the holder of record, you have the right to give your proxy directly to us, give your voting instructions by telephone or by the Internet directly to us, or vote in person at the annual meeting. If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in “street name,” and your broker, bank or other holder of record is sending these Proxy Materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form as provided to you by your broker or other person who is the holder of record, or if such Internet or telephone access is provided to you by such holder of record, by following the directions to provide your instructions to the record holder via the Internet or by telephone. Regardless of how you hold your shares, we invite you to attend the annual meeting.

Electronic Availability

In compliance with the proxy rules promulgated by Untied States Securities and Exchange Commission (“SEC”), our Proxy Statement and Annual Report to Shareholders are available over the Internet at www.proxyvote.com, a website established specifically for access to such materials. Such materials are also available on the Company’s website at www.sunlinkhealth.com.

How to Vote

Your Vote Is Important. We encourage you to vote promptly. Internet and telephone voting is available through 11:59 p.m. local time on Sunday, November 12, 2017 for all shares held of record. Depending on whether you are a record holder of your shares, or whether you hold your shares in “street name,” you may vote by any of the means described below.

Voting Procedures for Holders of Record

If you are a holder of record, you may vote your shares by any of the following methods:

By Telephone: If you are a holder of record located in the U.S., you can vote your shares by calling the toll-free telephone number provided on your proxy card. Holders of record may vote by telephone 24 hours a day. Our telephone voting system has easy-to-follow instructions and allows record holders to confirm that the system has properly recorded their votes. If you vote by telephone, you do not need to return your proxy card.

By Internet: If you are a holder of record you can also vote your shares by using the Internet. Your proxy card indicates the website you need to access for Internet voting. Holders of record may vote on the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you vote by Internet, you do not need to return your proxy card.

By Mail: If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope.

At the Annual Meeting: You may vote in person at the Annual Meeting. If you vote your shares now, it will not limit your right to change your vote at the Annual Meeting if you attend in person.

Voting Procedures for Beneficial Holders

If you hold your shares in “street name,” you may vote your shares by any of the following methods:

By Telephone/Internet: The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive from your broker, bank or other holder of record.

By Mail: If you hold your shares in street name, please complete and mail the voting instruction card you receive from your broker, bank or other holder of record.

At the Annual Meeting: You may vote in person at the Annual Meeting. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote your shares in person at the Annual Meeting.

Broker Vote on Election of Directors, Routine and Non-Routine Proposals – A “broker non-vote” occurs when a broker holding your shares in street name does not vote on a particular matter because you did not provide the broker voting instructions and the broker lacks discretionary voting authority to vote the shares because the matter is non-routine or fails to exercise such authority. New York Stock Exchange (NYSE) Rule 452 and Section 402.8 of the NYSE Listed Company Manual which regulate broker voting in connection with certain listed companies, including companies listed on the NYSE American, LLC exchange (“NYSE American exchange”), prohibit broker discretionary voting on a variety of matters, including, but not limited to, the election of directors for shares held in client accounts when the broker has not timely received voting instructions from the client. Effective September 9, 2010, Rule 452 and Section 402.8 were amended to prohibit broker discretionary voting upon matters related to executive compensation, including, but not limited to, advisory votes on approval of compensation and the frequency of such advisory votes.

If you hold your shares in a bank or brokerage account, you should be aware that if you fail to instruct your bank or broker how to vote within ten (10) days of the meeting, the bank or broker is not permitted to vote your shares in its discretion on your behalf for the election of directors, but is permitted to vote your shares in its discretion on your behalf on routine items.

NYSE American exchange rules also determine whether proposals presented at the shareholder meetings are routine or not routine. If your holdings of our common shares are held in street name, under the rules of the NYSE your broker or other nominee may vote your shares on certain routine matters, other than the election of directors and compensation matters, if you do not provide such record holder with voting instructions. The ratification of the selection of our independent registered public accountants is considered a routine matter upon which brokerage firms and other nominees may vote on behalf of the beneficial owners if no voting instructions are provided.

While banks and brokers have historically cast their votes on routine items in support of management’s recommendations in the absence of instructions from their clients, some firms are now casting uninstructed votes in the same proportion as their clients’ instructed votes, giving, in effect, investors who provide voting instructions to brokers an opportunity to disproportionately influence the outcome of proxy voting.

If you want to ensure that your shares are voted in accordance with your wishes on Proposals 1, 2, 3 and 4 you should complete and return your voting instruction form before November 10, 2017.

Revocation of Proxies: All shares that have been properly voted and not revoked will be voted at the meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the board of directors recommends.

Holders of Record

You can revoke your proxy at any time before your shares are voted if you: (1) submit a written revocation to our Secretary; (2) submit a later-dated proxy; (3) provide subsequent telephone or Internet voting instructions within the time permitted for such voting methods; or (4) vote in person at the meeting.

Beneficial Holders

If you are a beneficial holder you can revoke your proxy or voting instructions at any time before your shares are voted if you (1) cause the record holder to submit a written revocation to our Secretary; (2) cause the record holder to submit a later dated proxy if you timely provide updated voting instructions to such holder by mail or if provided by the record holder by Internet or telephone voting; or (3) vote your shares in person at the annual meeting through a later-dated proxy, executed in your favor, from the holder of record.

Quorum and Required Vote

Quorum: We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the shares that are entitled to vote are present at the meeting, either in person or by proxy.

Votes Required: To elect directors a plurality of the votes cast is required. The “say-on-pay” proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Shareholders are not voting to require that the say-on-pay vote be held every three years, only to express a non-binding preference for how often the say-on-pay vote should be held. The Company will take into consideration the shareholder vote on each of the alternatives set forth in the proxy card with respect to that Proposal. To ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for fiscal 2018 a majority of votes cast is required.

How We Count Votes: Abstentions will be counted for purposes of determining the presence or absence of a quorum. In the case of Proposal 1 (Election of Directors), Proposal 2 (the “say on pay” vote), Proposal 3 (the “say-on-frequency” vote), and Proposal 4 (Ratification of the Selection of Independent Registered Public Accountants), abstentions will not change the number of votes cast for or against these proposals.

Other Business; Adjournment and Postponements

We are not aware of any other business to be acted upon at the annual meeting. If, however, other matters are properly brought before the annual meeting, your proxies will have discretion to vote or act on those matters according to their best judgment.

Any adjournment of the annual meeting may be made from time to time by approval of the holders of a majority of the voting shares held by shareholders present in person or by proxy at the annual meeting, whether or not a quorum exists, without notice other than by an announcement made at the annual meeting. The record date for the annual meeting will continue to be the record date for all adjournments of such meeting unless the Board sets a new record date in which event notice of the record date and of the date to which the meeting has been adjourned will be given in accordance with Ohio law and applicable rules of the NYSE American exchange. In all events, the record date for a change in shares will be the time when the certificate of amendment or of amended articles effecting the change is filed in the office of the Secretary of State of Ohio.

If a quorum is not present at the annual meeting, shareholders may be asked to vote on a proposal to adjourn or postpone the annual meeting in order to allow the solicitation of additional proxies. If a quorum is present at the annual meeting, a shareholder vote may be taken on any of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal. If a quorum is present at the annual meeting but there are not sufficient votes at the time of the annual meeting to approve one or more proposal(s), shareholders may also be asked to vote on a proposal to adjourn or postpone the annual meeting in order to allow the solicitation of additional proxies with respect to any proposals on which action is not taken prior to adjournment of the meeting.

CORPORATE GOVERNANCE

Our business is managed by the Company’s employees under the direction and oversight of the board of directors. Except for Mr. Thornton, none of our board members is an employee of the Company. The board limits membership on the audit committee, the executive compensation committee (referred to in this Proxy Statement as the “compensation committee”) and the strategic planning committee to independent non-management directors. We keep board members informed of our business through discussions with management, materials we provide to them, visits to our offices and facilities, and their participation in board and board committee meetings.

The board of directors has adopted charters for the standing board committees (other than the executive committee), resolutions governing the process for identification and nomination of candidates for the board, and the Company’s code of ethics, known as the SunLink Health Systems, Inc. Code of Conduct. These documents, together with the Company’s Articles of Incorporation and Code of Regulations, provide the framework for the governance of the Company. Our Code of Conduct is applicable to our directors and our employees, including our principal executive officer and principal financial officer. Members of our board are required to certify compliance with our Code of Conduct. Any amendment to or waiver of our Code of Conduct for any board member, our chief executive officer, our chief financial officer or any other executive officer as well as our comptroller and any other similar accounting officer will be disclosed on our website, www.sunlinkhealth.com.

A complete copy of the charters of the board committees, the resolutions governing the process for identification and nomination of candidates for the board and the Code of Conduct for employees, as in effect from time-to-time, may be found on the Company’s website at www.sunlinkhealth.com. Copies of these materials are also available to shareholders without charge upon written request to the Secretary of the Company.

Summary of the Corporate Governance Principles

Board Leadership Structure

Our Company is led by Mr. Robert M. Thornton, Jr. who has served as chief executive officer and chairman of the board of directors since 1998. We combine this traditional leadership structure with a board structure in which our non-management directors meet regularly outside of the presence of Mr. Thornton. We believe that this structure currently works best for the Company by providing us with the benefits of a single person setting the tone and having primary responsibility for managing our operations and provides clear leadership. At the same time, by having a board which is composed mainly of independent directors, including former CEOs, individuals with healthcare industry operating experience, and diverse other talents, we believe that we have created a board that is collegial, well versed in board processes and the duties of the committees on which they sit, and well engaged in their responsibilities. The board believes its members have no reticence about forcefully expressing their views while at the same time fully and fairly considering the views of their fellow directors, and that the members of the board have the experience and ability to critically evaluate the performance of our Chairman and CEO in implementing the strategic, as well as day to day, goals of the Company. Although the board periodically evaluates alternative board governance models and refinements to the existing structure, it believes, after assessing the current service of the Company’s Chairman and CEO and the current composition of the board, that the current board leadership structure is appropriate for the Company.

Independence

The board of directors is required to consist of a majority of independent, non-management directors who meet the criteria for independence required by the NYSE American exchange. Under such rules, a director is independent if he or she does not have a material relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board annually evaluates each board member’s independence.

The board of directors has determined that, as of September 25, 2017, six (6) of the Company’s seven (7) incumbent directors are independent under these guidelines: Ms. Brenner and Messrs. Baileys, Burleson, Ford, Turner and Mills. Mr. Thornton, as a management director, also participates in the board’s activities and provides valuable insights and advice. Each member of our audit and compensation committees is an independent director both under the general definition for board independence as well as any separate independence criteria for service on the applicable committee whether required by the SEC, the NYSE American exchange or SunLink. Independence requirements for committee service are set forth in the respective committee charters.

The non-management directors meet periodically in executive session without the management director present. The executive sessions of non-management directors are presided over by the director who is the chairperson of the committee responsible for the issue being discussed. General discussions, such as the review of the Company’s overall performance, are presided over by the chairperson or a director elected by a majority of the non-management directors.

Role of the Board in Risk Oversight

The business of the Company is managed by the Company’s employees under the direction and oversight of the board. Among the oversight activities of the board is the broad oversight of risk. Risk is inherent in virtually every business activity. Accordingly, the board’s primary role with respect to risk is to ensure that the Company’s management implements appropriate procedures designed to identify and, where possible, quantify and/or mitigate risks. The board administers its risk oversight function both at a board level and through its various committees. Our board committees consider, among other things, risk issues within their areas of responsibilities. For example: The audit committee oversees the accounting and financial reporting process, the adequacy of our risk-related internal financial controls, internal audit, the impact of risks on our current financial position, and related compliance matters. The compensation committee oversees the annual performance evaluations of executive management, succession planning, and the evaluation of risks that may be implicated by the Company’s compensation structure. The responsibilities of the individual committees are discussed in greater detail elsewhere in this Proxy Statement.

Business Combinations

In the event SunLink receives any formal written offer to purchase more than 20% of the Company’s outstanding common shares, such proposal is required to be evaluated by the board of directors, who have delegated the evaluation of such offer(s) to the strategic planning committee of the board of directors. Such committee is required to be comprised of a majority of independent directors and currently is comprised solely of outside directors. The strategic planning committee has established three criteria for any takeover proposal it considers: (1) adequate price both in light of the limited trading market for the Company’s common shares and the factors analyzed by the Board in connection with the Company’s then current plans to go private, (2) certainty of financing, and (3) minimum execution risk. The strategic planning committee may retain such legal and financial advisors as it may deem necessary to advise it and the board in respect of any offer or other proposal.

In the event of any proposed business combination involving SunLink, the compensation committee is authorized to retain an independent financial advisor to evaluate and make recommendations to the compensation committee concerning any severance or retention package proposed for any of SunLink’s officers or directors in connection with any proposed business combination. The compensation committee will evaluate any such proposals in light of existing severance benefits and the financial effect of any existing or additional benefits.

Director Share Ownership

SunLink believes that each director should have a personal investment in the Company. Each outside director (or future outside director, as the case may be) is required to own at least one thousand (1,000) common shares of SunLink. Each outside director (or future outside director, as the case may be) must maintain ownership of such number of common shares until such outside director ceases to serve as a member of the board. Each of our incumbent directors has complied with such ownership requirement since at least July 1, 2008.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the board at our annual meeting of shareholders, the board of directors encourages all of its members to attend the annual meeting of shareholders. In November 2016, all director nominees and all then directors were personally present at the annual meeting of shareholders, except Mr. Mills.

Communications By and With Directors

In connection with the proper discharge of their duties, our independent non-management directors have access to individual members of management or to other employees of the Company on a confidential basis. Likewise, in connection with the discharge of their duties, non-management directors—as authorized by the board or a committee thereof—also have access to Company records and files, and our directors may contact other directors without informing Company management of the purpose or even the fact of such contact.

Shareholders may communicate with the Board, Board committees, non-employee directors as a group, and individual directors by submitting their communications in writing to SunLink Health Systems, Inc., 900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia 30339 Attention: Corporate Secretary. Any communication should contain (i) a representation that the shareholder is a holder of record of our common shares; (ii) the name and address, as they appear on our books, of the shareholder sending the communication; and (iii) the number of our common shares that are beneficially owned by such shareholder.

Our corporate secretary will forward communications to the intended recipients unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case our corporate secretary has the authority to discard the communication or to take appropriate legal action regarding the communication. Similarly, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of our corporate secretary or her designee, may not be forwarded to the directors.

Related Party Transactions

The Company is subject to a variety of prohibitions on, or approval procedures with respect to, related party transactions.

First, the Company is subject to certain of the NYSE American exchange requirements which require shareholder approval of certain related party transactions. Second, the Company’s Code of Conduct prohibits related party transactions which could give rise to a conflict of interest including, but not limited to, employment by third parties that do business with the Company; conducting business, not on behalf of the Company, with the Company’s vendors, suppliers, and contractors; representing the Company in any transaction where such person representing the Company has a substantial personal interest; disclosure or use of confidential or inside information about the Company for personal gain; competition with the Company in any purchase, sale or ownership of property, property rights or interests; performing services for vendors or competitors of the Company; service on any board of directors or trustees that might conflict with the Company’s interests and; the acceptance of any faculty or speaker positions and any honoraria in connection therewith. A related party transaction must be approved by the Company’s compliance committee, or, in the case of a member of the board of directors and/or an executive officer, such related party transaction must be approved by the board’s audit committee, with such action reported to the Company’s independent directors. To assist in identifying related party transactions, each director and executive officer is required, annually, to submit a Conflict of Interest Disclosure Statement. We have not adopted formal standards for the approval of related party transactions, but instead the compliance committee or the board of directors reviews these transactions on a case-by-case basis and may approve such transactions that are in, or not inconsistent with, the best interests of the Company and its shareholders.

BENEFICIAL OWNERSHIP OF OUR COMMON SHARES

Common Shares Owned By Management and Certain Beneficial Owners

The following table sets forth, as of September 28, 2017 (unless otherwise indicated in the footnotes), certain information with respect to our common shares owned beneficially by each director, by each nominee for election as a director, by each “named executive officer,” by all directors, nominees and named executive officers as a group and by each person known by us to be a beneficial owner of more than 5% of our outstanding common shares. Except as noted in the footnotes, each of the persons listed has sole investment and voting power with respect to the common shares included in the table.

	Common Shares Beneficially Owned As of September 28, 2017
Name(1)	Number(2)		% of Class(3)
Robert M. Thornton, Jr. Director, Chairman, President and Chief Executive Officer	782,045	(4)	8.3
Mark J. Stockslager Chief Financial Officer and Principal Accounting Officer	193,264	(5)	2.1
Byron D. Finn President, SunLink ScriptsRx, LLC	0	*
Dr. Steven J. Baileys Director	1,176,358	(6)	12.8
Karen B. Brenner Director	93,521	(7)	1.0
Gene E. Burleson Director	117,243	(8)	1.3
C. Michael Ford Director	107,500	(8)	1.2
Howard E. Turner Director	452,358	(8)	4.9
Christopher H. B. Mills Director	1,768,442	(8)(9)	19.2

Berggruen Holdings North America Ltd.	704,039	(10)	7.7

Wittenberg Investment Management, Inc.	716,549	(11)	7.8

Directors, Nominees and Executive Officers as a group (9 persons)	4,690,731	(12)	47.9

*	Less than 1%.

(1)	The address of the named director or officer is c/o SunLink Health Systems, Inc., 900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia 30339.

(2)	Information with respect to beneficial ownership is based upon information furnished by each owner unless otherwise indicated. None of the shares beneficially owned by the named officers and directors are the subject of any pledge agreement or arrangement or margin account.

(3)	The percent of outstanding common shares owned is determined by assuming that in each case the person only, or group only, exercises his, her or its rights to purchase all of the common shares underlying options held by such person or group that are exercisable as of September 28, 2017, or that will become exercisable within 60 days after that date.

(4)	Includes 240,000 shares that may be acquired under options exercisable within 60 days of September 28, 2017. Also includes 203,584 shares owned by CareVest Capital, LLC (“CareVest”). Mr. Thornton owns 100% of the outstanding voting interests of CareVest.

(5)	Includes 90,000 shares that may be acquired under options exercisable within 60 days of September 28, 2017.

(6)	Includes 50,000 shares that may be acquired under options exercisable within 60 days of September 28, 2017. Also includes 574,602 shares held by Beilihis Investments, LLC (“Beilihis”), which is a private investment firm. Dr. Baileys is the managing member of Beilihis.

(7)	Includes 50,000 shares that may be acquired under options exercisable within 60 days of September 28, 2017. Ms. Brenner’s ownership information also includes 43,521 shares which are owned by Ms. Brenner and her immediate family and related entities.

(8)	Includes 50,000 shares that may be acquired under options exercisable within 60 days of September 28, 2017.

(9)	Includes aggregate holdings under a joint filing on a Schedule 13D/A dated December 18, 2006 and filed with the SEC on December 18, 2006 by North Atlantic Value, LLP, Christopher H. B. Mills, American Opportunity Trust, John W. Gildea, Gildea Management Company and Axia Value Partners (collectively, “the Group”). The following information is based solely on such filing and subsequent information provided by Mr. Mills. The Group as joint filers disclaims the existence of a “group” under Rule 13d-3. North Atlantic Value, LLP, is a limited liability partnership organized under the laws of England with its principal office and business at 6 Stratton Street, London W1J 8LD England. North Atlantic Value is the investment manager and/or investment adviser to each of American Opportunity Trust, Trident North Atlantic Fund, Trident Holdings, Trident High Tor and its private clients and as such it has the authority to vote or dispose of the Company’s common shares owned by such entities. Trident North Atlantic Fund is an open-ended investment company incorporated in the Cayman Islands with its principal office and business at P.O. Box 309, Ugland House, George Town, Grand Cayman, Cayman Islands. Trident North Atlantic Fund is a publicly held regulated mutual fund. Mr. Mills serves as a director of Trident North Atlantic Fund and North Atlantic Value serves as an investment adviser to Trident North Atlantic Fund. Mr. Mills is a British citizen whose business address is Ryder Court, 14 Ryder Street, London SW1Y 6QB England. Trident Holdings (“Trident Holdings”) is an open-ended investment company incorporated in the Cayman Islands with its principal office and business at P.O. Box 1350GT, 75 Fort Street, George Town, Grand Cayman, Cayman Islands. High Tor Limited (“Trident High Tor”) is a corporation organized under the laws of the Cayman Islands with its principal office and business at P.O. Box N-4857, Unit No. 2, Cable Beach Court, West Bay Street, Nassau, The Bahamas. American Opportunity Trust is a corporation organized under the laws of England with its principal office and business at Ryder Court, 14 Ryder Street, London SW1Y 6QB England. North Atlantic Smaller Companies Investment Trust (“NASCIT”) is an investment limited liability company organized under the laws of England with its principal office and business at Ryder Court, 14 Ryder Street, London SW1Y 6QB England. Gildea Management Company is a corporation organized under the laws of the State of Delaware with its principal office and business address at P.O. Box 938, 65 Vitti Street, New Canaan, Connecticut. John W. Gildea is a U.S. citizen whose principal business address is P.O. Box 938, 65 Vitti Street, New Canaan, Connecticut. Axia Value Partners LLC (“Axia Value Partners”) is a limited liability company organized under the laws of the State of Delaware with its principal office and business address at P.O. Box 938, 65 Vitti Street, New Canaan, Connecticut. Mr. Mills is the Chief Executive Officer of American Opportunity Trust. Mr. Mills is also a partner of North Atlantic Value. Mr. Mills is a citizen of the United Kingdom. Gildea Management Company is the investment manager to Axia Value Partners and as such it has the authority to vote or dispose of the Company’s common shares owned by Axia Value Partners. John W. Gildea is a managing director of Gildea Management Company and is also a director of American Opportunity Trust. The aggregate number and percentage of the outstanding common shares of the Company reported by the Group to be beneficially owned by each member and to the knowledge of the Group, by each other person who may be deemed to be a member of the Group is as follows:

Group Member	Aggregate Number of Shares	Number of Shares: Sole Power to Vote	Number of Shares: Shared Power to Vote	Number of Shares: Sole Power to Dispose	Number of Shares: Shared Power to Dispose	Approximate Percentage
Harwood Capital LLP	318,442	0	318,442	0	318,442	3.5
North Atlantic Smaller Companies Investment Trust Plc	1,400,000	0	1,400,000	0	1,400,000	15.3
Christopher H. B. Mills	1,718,442	0	1,718,442	0	1,718,442	18.8

(10)	Includes aggregate holdings under a joint filing on Schedule 13D/A dated March 24, 2008 and filed with the SEC on March 25, 2008 by Berggruen Holdings North America Ltd. (“BHNA”), Medici I Investments Corp., Berggruen Holdings Ltd., Tarragona Trust, Nicholas Berggruen, Resurgence Health Group, LLC, Philip H. Eastman and Anne S. Thompson. The following information is based solely on such filing. BHNA is a British Virgin Islands (“BVI”) international business company, with its principal office at 1114 Avenue of the Americas, 41st Floor, New York, New York, and is a direct, wholly owned subsidiary of Medici I Investments Corp., a BVI company, with its principal office at 1114 Avenue of the Americas, 41st Floor, New York, New York, which is a direct, wholly owned subsidiary of Berggruen Holdings Ltd., a BVI international business company (“Berggruen Holdings”) with its principal office at 1114 Avenue of the Americas, 41st Floor, New York, New York. All of the shares of Berggruen Holdings are owned by Tarragona Trust, a BVI trust (“Tarragona”) with its principal office at 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands. The trustee of Tarragona is Maitland Trustees Limited, a BVI corporation acting as an institutional trustee in the ordinary course of business. Mr. Berggruen is a U.S. citizen whose principal business address is 1114 Avenue of the Americas, 41st Floor, New York, New York. Mr. Berggruen is a director of Berggruen Holdings. Resurgence Health Group, LLC, a Georgia limited liability company (“Resurgence”) with its principal office at 1400 Buford Highway, Building R-3, Sugar Hill, Georgia. Mr. Eastman is a U.S. citizen whose principal business address is 1400 Buford Highway, Building R-3, Sugar Hill, Georgia. Mr. Eastman is the chief executive officer of Resurgence. Ms. Thompson is a U.S. citizen whose principal business address is 1400 Buford Highway, Building R-3, Sugar Hill, Georgia. Ms. Thompson is the chief operating officer of Resurgence. BHNA, Berggruen Holdings, Tarragona, and Mr. Berggruen report shared voting and dispositive power with respect to all of the reported shares listed above. Mr. Eastman reports sole voting and investment power with respect to an additional 100 shares.

(11)	Includes holdings reported on Schedule 13G dated March 15, 2016 by Wittenberg Investment Management, Inc. (“WIM”) and Joel B. Wittenberg (“Wittenberg”) and filed with the SEC on February 10, 2017. The following information is based solely on such filing. WIM is a California corporation, with its principal office located at 650 Concord Street, Suite 203, Carlisle, Massachusetts 01741. Wittenberg is a U.S. citizen whose principal business address is 650 Concord Street, Suite 203, Carlisle, Massachusetts 01741. Wittenberg is deemed the beneficial owner of the 716,549 shares beneficially owned by WIM. WIM and Wittenberg report shared voting and dispositive power with respect to all of the reported shares.

(12)	Includes 630,000 shares that may be acquired under options exercisable within 60 days of September 28, 2017.

PROPOSAL 1 TO BE VOTED ON BY SHAREHOLDERS

Proposal 1—Election of Directors

The Company’s board of directors is presently comprised of seven (7) members. One class of directors is normally elected at each annual meeting of shareholders for a term of two (2) years. At the 2017 annual meeting, shareholders will elect three (3) members to the board of directors who will hold office until the annual meeting of shareholders in 2018. The board of directors has nominated Robert M. Thornton, Jr., Dr. Steven J. Baileys, and Gene E. Burleson for re-election as directors for terms of office of two (2) years, and until their successors are elected and qualified.

It is the intention of the proxy agents named in the proxy, unless otherwise directed, to vote such proxies for the election of Robert M. Thornton, Jr., Dr. Steven J. Baileys, and Gene E. Burleson. Should any of such nominees be unable to accept the office of director, an eventuality which is not anticipated, proxies may be voted with discretionary authority for a substitute nominee or nominees designated by the board of directors.

The board of directors unanimously recommends a vote “FOR” the election of Robert M. Thornton, Jr., Dr. Steven  J. Baileys, and Gene E. Burleson.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Identification of Directors

The following table sets forth certain information about the nominees for election and the directors whose terms of office will continue after the meeting.

Current Nominees:	Name and Offices Presently Held with Company	Director Since
Robert M. Thornton, Jr.	Director, Chairman, President and Chief Executive Officer	1996
Dr. Steven J. Baileys	Director	2000
Gene E. Burleson	Director	2003

Directors Whose Term of Office Expires in 2018:	Name and Offices Presently Held with Company	Director Since
Karen B. Brenner	Director	1996
C. Michael Ford	Director	1999
Howard E. Turner	Director	1999
Christopher H. B. Mills	Director	2007

Certain information concerning each person listed in the above table, including his or her principal occupation for at least the last five (5) years, is set forth below.

Robert M. Thornton, Jr., 68, has been Chairman and Chief Executive Officer of the Company since September 10, 1998, President since July 16, 1996 and was its Chief Financial Officer from July 18, 1997 through August 31, 2002. From October 1994 to the present, Mr. Thornton also has been a private investor and, since March 1995 has been Chairman and Chief Executive Officer of CareVest Capital, LLC, a private investment and management services firm. Mr. Thornton was a director of and held various executive offices with Hallmark Healthcare Corporation from October 1989 until Hallmark’s merger with Community Health Systems, Inc. in October 1994. Mr. Thornton was deemed qualified to serve on the board for the reasons set forth below under Director Qualifications, including his business experience set forth herein.

Dr. Steven J. Baileys, 63, is a private investor and was Chairman of the Board of Directors of SafeGuard Health Enterprises, Inc., a public dental care benefits company, from July 1995 to June 2004. Dr. Baileys was Chief Executive Officer of SafeGuard from April 1995 to February 2000, its President from December 1981 until May 1997, and its Chief Operating Officer from December 1981 until April 1995. Dr. Baileys is licensed to practice dentistry in the State of California. Dr. Baileys was deemed qualified to serve on the board for the reasons set forth below under Director Qualifications, including his business experience set forth herein.

Gene E. Burleson, 76, is a private investor and was Chairman of PET DRx Corporation from June 2005 to July 1, 2010 and its Chief Executive Officer from October 2008 until its acquisition by VCA Antech in July 2010. Mr. Burleson was a director of HealthMont Inc. from September 2000 until its acquisition by SunLink in October 2003. Mr. Burleson served as Chairman of Mariner Post-Acute Network, Inc. from January 2000 to June 2002. Mr. Burleson was Chairman of the Board of GranCare Inc. from October 1990 to November 1997 and President and Chief Executive Officer of GranCare Inc. from December 1989 to February 1997. From June 1986 to March 1989 Mr. Burleson served as President, Chief Operating Officer and Director of American Medical International Inc. (“AMI”). Mr. Burleson served as Managing Director of AMI’s international operations from May 1981 to June 1986. Mr. Burleson was deemed qualified to serve on the board for the reasons set forth below under Director Qualifications, including his business experience set forth herein.

Karen B. Brenner, 64, has been President of Fortuna Asset Management, LLC, an investment advisory firm located in Newport Beach, California, since 2000. Fortuna Asset Management, LLC succeeded to the business of Fortuna Advisors, Inc., which Ms. Brenner formed and operated from 1993 to 2000. From 1996 to 1998 Ms. Brenner served on the Board of Directors of Data Design Labs. From 1984 to 1993, Ms. Brenner was a partner in Allen Brenner, a financial consulting firm. Prior to 1984, Ms. Brenner was a consultant in the health and medical division of Booz Allen Hamilton. Ms. Brenner was deemed qualified to serve on the board for the reasons set forth below under Director Qualifications, including her business experience set forth herein.

C. Michael Ford, 78, has been President of Ocmulgee Land Trust, Inc. since July 2011. Mr. Ford was the Chief Executive Officer of Newtown Macon, Inc. until March 31, 2014 and its Chief Financial Officer from October 2002 to November 2003. He was Chairman of the Board of In Home Health, Inc. from February 2000 to December 2000. Mr. Ford also served as Vice President of Development of Columbia/HCA Healthcare Corporation from September 1994 to September 1997, and was Vice President of Marketing of Meditrust Corp. from October 1993 to September 1994. Mr. Ford was deemed qualified to serve on the board for the reasons set forth below under Director Qualifications, including his business experience set forth herein.

Howard E. Turner, 75, has been a partner in the law firm of Smith, Gambrell & Russell, LLP, since 1971. Mr. Turner has served in the past as a director of Avlease, Ltd., a lessor of large commercial aircraft and as an officer and director of Historic Motorsports Holdings, Ltd. Mr. Turner provides legal services to the Company through the law firm, Smith, Gambrell & Russell, LLP, as requested by the Company. Mr. Turner was deemed qualified to serve on the board for the reasons set forth below under Director Qualifications, including his business experience set forth herein.

Christopher H. B. Mills, 64, is a Director and the Chief Investment Officer of Harwood Capital Management and has served in such capacity since October 30, 2011. From January 1993 until October 2011, Mr. Mills was a Director and the Chief Investment Officer of J. O. Hambro. Mr. Mills also serves as the Managing Director/Investment Manager of North Atlantic Smaller Companies Investment Trust plc and Trident North Atlantic, positions he has held since 1998. From 1984 to 1993 Mr. Mills was a Director of MIM Management Limited. Mr. Mills was deemed qualified to serve on the board for the reasons set forth above under Director Qualifications, including his business experience set forth herein.

Nominees for Election as Directors for a Two-Year Term Expiring In 2019

Nomination of Directors

We currently do not have a standing nominating committee. Our entire board of directors performs the functions of the nominating committee. Our board does not believe that it needs a separate nominating committee because the full board is comprised predominately of independent directors and has the time and resources to perform the function of selecting board nominees. When our board performs its nominating function, it acts in accordance with our Articles of Incorporation and Code of Regulations but does not have a separate charter related to the nomination process.

Director Qualifications

The board of directors concluded that each continuing director and each director nominated for re-election was qualified to serve as a director of SunLink and recommended the nominees for election or re-election at the current year’s annual meeting. No single factor was more important than any other factor in the evaluation of any director or selection of any director nominee and the board made its determination on the basis of its own experience and subjective evaluation of each individual, with reference to various objective criteria required by law or other regulatory requirements, including but not limited to independence requirements and stock exchange regulations, as well as the subjective criteria that each director has deemed desirable in evaluating nominations.

Each director nominated for re-election and each continuing director was deemed by the board to have: met applicable legal and regulatory definitions of independence excluding from such independence determination only Mr. Thornton, the Company’s sole management director; met the criteria set forth in the Company’s corporate governance guidelines; a reputation for and to have displayed, personal integrity and judgment; achieved professional prominence in their business careers; manifested concern for the interests of the Company’s shareholders; sufficient time available for service on the SunLink board taking into account such person’s other professional and personal commitments; demonstrated a commitment to the Company based on their current and historical service to the Company as a director and/or as an executive officer of the Company; a general understanding of marketing, finance, and other disciplines relevant to the success of a publicly traded company in today’s business environment; and knowledge with respect to the current state of the Company based on their current and historical service to the Company as a director and/or as an executive officer of the Company.

Board members with long board service to the Company (Baileys, Brenner, Burleson, Ford, Mills, Thornton and Turner), prior experience in the healthcare services industry (Burleson, Ford and Thornton), current and prior experience providing legal services to clients in the healthcare industry (Turner), prior experience in businesses ancillary to the healthcare services industry (Burleson, Ford and Thornton), or a combination thereof, as set forth in greater detail in their individual biographies, were deemed to have applicable industry or related industry experience relevant to the Company. Board members identified in greater detail in their individual biographies as having served as officers of other healthcare services providers (Burleson, Ford and Thornton) or a current officer of the Company (Thornton) were deemed to have had operational experience relevant to the Company. Directors identified elsewhere in this Proxy Statement in greater detail as serving on specific committees of the board were deemed to have experience in matters relevant to their current committee assignments including executive compensation (Baileys, Brenner, and Burleson), and financial expertise (Brenner, Ford and Mills). Each director identified in greater detail in their biographies as an incumbent director of SunLink or as having served as an officer, director or both of one or more other public companies (Baileys, Burleson, Thornton and Mills) was deemed to have experience relevant to SunLink as a public company and to the discharge of the duties of such persons as directors of a public company. Each director with prior CEO experience (Baileys, Burleson and Ford) and corporate legal experience (Turner) was deemed to have experience relevant to their oversight of the Company’s management in general and its CEO in particular. Each director identified in their biography as having applicable healthcare services industry experience (Baileys, Burleson, Ford and Thornton), or healthcare legal experience (Turner) was deemed to have applicable industry regulatory experience. Each director identified as having experience in industries which are or have been highly competitive (all) or highly regulated, especially the financial services industries (Brenner and Mills), were deemed to have experience relevant to the Company in its own business which is both highly competitive as well as highly regulated. Each director was deemed of sufficient age and maturity to have accumulated the life experiences, viewpoints, and expertise necessary to perform the duties of a public company director, as well as being able to vigorously perform his or her duties as a director of the Company.

The board conceptualizes diversity expansively to include differences of viewpoint, professional experience and skill sets, especially in matters of healthcare service operations and regulations, financing, marketing, and human resources, as well as a subjective determination of individual qualities, attributes and differences. The board has taken into account the benefits of, but has not ascribed any specific weight to, or adopted any formal policy with respect to, matters of geographic and cultural background, race, and gender. The board evaluates each individual in the context of the board as a whole, with the objective of recommending a group that can best facilitate the success of SunLink’s business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. The board evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election based on the types of criteria outlined above as well as the director’s contributions to the board during their current term. Because the assessment of the diversity of the board as well as the effectiveness of the current factors in achieving diversity from a variety of perspectives is based on the individual subjective evaluation of each of the board members, the Company does not engage in any formal benchmarking procedure.

Board Meetings

The board of directors held eight (8) meetings during fiscal 2017. Such meetings were in addition to one action in writing taken by the board. The board has four (4) standing committees: an executive committee, an audit committee, a compensation committee and a strategic planning committee. Each standing committee had the right to retain, in the fiscal year ended June 30, 2017, its own legal and other advisors. During the fiscal year ended June 30, 2017, all directors, except Mr. Mills, attended 75% or more of the meetings of the full board of directors. During the fiscal year ended June  30, 2017, all directors attended 75% or more of the meetings of the individual committees of the board of directors upon which they served.

Committees of the Board of Directors — Overview

Membership On Board Committees

This table lists the four (4) board committees in existence during our last fiscal year and the directors who currently serve on them and the number of committee meetings held in the fiscal year ended June 30, 2017.

Name	Audit	Compensation	Executive	Strategic
Dr. Baileys		●		C
Ms. Brenner	●	●	●
Mr. Burleson	●	C		●
Mr. Ford	C			●
Mr. Mills
Mr. Thornton			C
Mr. Turner			●
2017 Meetings	4	2	0(1)	1

C	= Chairperson

●	= Member

(1)	The Executive Committee took three actions in writing.

Audit Committee

The audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by:

•	selecting the Company’s independent registered public accounting firm and evaluating the independence, performance, and continued retention of such accounting firm;

•	reviewing the Company’s auditing, accounting and financial reporting processes generally;

•	reviewing the Company’s systems of internal controls regarding finance, accounting, legal, and compliance that management and the board have established;

•	reviewing the integrity of the financial statements and other financial information provided by the Company to the Company’s shareholders, the general public and the SEC, including:

•	reviewing and discussing with management and the independent registered public accounting firm the financial statements to be included in the Company’s annual report on Form 10-K for filing with the SEC;

•	discussing with the independent registered public accounting firm the conduct of the audit, the adequacy and effectiveness of the Company’s accounting and financial controls, and the written disclosures required by Independence Standards Board Standard No. 1 regarding such firm’s independence;

•	meeting separately with the independent registered public accounting firm and with the Company’s internal auditors, as well as the Company’s management, to discuss the results of their audits; and

•	reviewing and discussing with management and the independent registered public accounting firm the Company’s interim financial statements as included in the Company’s quarterly reports;

•	reviewing the potential engagement of the Company’s independent registered public accounting firm for non-audit services prior to any such engagement and approving any such engagement;

•	reassessing annually the adequacy of the audit committee charter and recommending any proposed changes to the board for approval;

•	reporting to the Company’s board of directors the conclusions with respect to the matters that the audit committee has considered; and

•	examining such other areas or activities consistent with the audit committee charter, the Company’s Code of Regulations and governing law as the audit committee or board deem appropriate.

The audit committee has adopted a procedure to receive allegations on any fraudulent accounting issues through a toll-free telephone number and email as set out in the Company’s Code of Conduct.

Each member of the audit committee is independent as defined in Section 803(A) of the NYSE American exchange Company Guide and Rule 10A-3 of the Securities Exchange Act of 1934 (the “1934 Act”). The board has also determined that Mr. Ford meets the requirements for being an “audit committee financial expert” pursuant to Section 407 of the Sarbanes-Oxley Act of 2002. Our audit committee charter is available on our website at www.sunlinkhealth.com.

Compensation Committee

Composition; Independence; Insider Participation

Our compensation committee is composed entirely of independent members of the board of directors. All three (3) members of the compensation committee are independent, as defined in Section 803(A) of the NYSE American exchange Company Guide and each of them qualifies as an “outside director” (as such term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder). Our compensation committee charter is available on our website at www.sunlinkhealth.com. No member of the committee is a current or former employee or officer of the Company or any of its affiliates.

Compensation Review Process; Management Participation in Compensation Determinations

The compensation of our executive officers is determined by the compensation committee on an annual basis subject to minimum compensation threshholds pursuant to employment agreements and letters previously approved by the committee. Our compensation committee considers all elements of compensation in making its determinations. With respect to those executive officers who do not serve on our board of directors, the committee also considers the recommendations of our chairman of the board and chief executive officer. The compensation committee meets at various times during the year, and it also considers and takes action by written consent. The compensation committee chairperson reports on committee actions and recommendations at board meetings.

Responsibilities

The compensation committee has the power and authority of the board to perform and performs the following duties and responsibilities:

•	Develops guidelines and, on an annual basis, reviews the compensation and performance of the Company’s senior executive officers; reviews and approves corporate goals relevant to the compensation of the chief executive officer; evaluates the chief executive officer’s performance in light of these goals and objectives; sets the chief executive officer’s compensation based on such evaluation; evaluates the performance of the Company’s senior executive officers and approves their annual compensation; and produces an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with all applicable rules and regulations;

•	Makes recommendations to the board with respect to incentive compensation plans and equity-based plans, and administers such plans by establishing criteria for granting of awards to the Company’s officers and other employees and reviews and approves the granting of awards in accordance with such criteria;

•	Reviews and approves plans for managerial succession of the Company;

•	Reviews director compensation levels and practices, and recommends to the board, from time to time, changes in such compensation levels and practices (including retainers, meetings fees, committee fees, stock options and other similar items as appropriate);

•	Annually reviews and assesses the adequacy of the Compensation Committee Charter and recommends any proposed changes to the board for approval; and

•	Performs such other activities consistent with the Compensation Committee Charter, the Company’s Code of Regulations and governing law as the compensation committee or the board deems appropriate.

Executive Committee

The executive committee is empowered to exercise all of the authority of the board of directors except as to matters not delegable to a committee under the General Corporation Law of Ohio.

Strategic Planning Committee

The strategic planning committee is empowered to, among other things, conduct periodic evaluations of the Company’s strategic alternatives. The strategic planning committee has the power and authority of the board to perform and performs the following duties and responsibilities:

•	Recommends for board approval actions that address the Company’s strategic alternatives, including, but not limited to solicited and unsolicited takeover offers, possible acquisition targets, asset sales or major purchases;

•	Discusses with the Company’s regular outside counsel or special counsel any legal matters that could reasonably be expected to have a material impact on the Company’s long-term strategies;

•	Annually evaluates performance of the strategic planning committee; and

•	Annually reviews and assesses the Strategic Planning Committee Charter and submits recommended changes to the board.

The Strategic Planning Committee Charter is available on our website at www.sunlinkhealth.com.

Nomination Procedures and Shareholder Nominations

The board does not have a nominating committee but has adopted a nominating resolution which provides that the board believes it to be in the best interest of the Company and the best interest of the Company’s shareholders to authorize the entire board to identify and nominate, by majority vote of the entire board of directors then in office, directors to serve on the Company’s board so long as, pursuant to rules of the NYSE American exchange director nominees so selected are approved by a majority of the independent directors and, when vacancies occur on the board which are to be filled, that the board will actively seek individuals qualified to become board members based on business experience, professional expertise, industry experience, and diversity. Shareholders who wish to submit nominees for election at an annual or special meeting of shareholders should follow the procedure generally described in Requirements, Including Deadlines, For Submission Of Proxy Proposals, Nomination Of Directors And Other Business Of Shareholders on page 32 of this Proxy Statement and more particularly, in the Company’s Code of Regulations. The board of directors applies the same standards in considering candidates submitted by shareholders as it does in evaluating candidates submitted by members of the board of directors. The board does not have a separate policy with regard to the consideration of candidates recommended by shareholders other than the process provided in the nominating resolution.

COMPENSATION OF DIRECTORS FOR FISCAL YEAR 2017

Management Directors

We do not pay directors who are also our employees any additional compensation for serving as a director, other than customary reimbursement of expenses.

Non-Management Directors

The Company believes that the compensation of non-management directors should be at a level which is sufficient to attract talented and diverse individuals to serve on the Company’s board of directors while, at the same time, avoiding compensation levels where the level of compensation might present the appearance of a potential lack of director independence. However, in recent years, the board of directors has limited director compensation in light of the Company’s recent financial performance to levels below those which the board would otherwise deem appropriate.

The following chart discloses the compensation of each non-management director for the fiscal year ended June 30, 2017:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Totals ($)(3)
Dr. Steven J. Baileys	42,000	14,520	56,520
Karen B. Brenner	44,000	14,520	58,520
Gene E. Burleson	44,000	14,520	58,520
C. Michael Ford	42,000	14,520	56,520
Christopher H. B. Mills	36,000	14,520	50,520
Howard E. Turner(4)	40,000	14,520	54,520

(1)	Cash Compensation. Non-management directors receive a base fee for director compensation of $36,000 per year, payable on a monthly basis in equal installments. In addition, each non-management member of the Audit Committee, Compensation Committee and Strategic Planning Committee was paid an annual fee of $2,000, with the committee chair receiving $4,000. Non-management Executive Committee members received a fee of $2,000 per meeting.

(2)	Equity Compensation. This column shows the grant date fair value option awards computed in accordance with equity-based compensation accounting rules (FASB ASC Topic 718). For a description of certain assumptions made in the valuation of option awards, see Note 11 to the Company’s audited consolidated financial statements, included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017. The Company made equity-based compensation awards to directors during fiscal year 2017 in the form of options, all of which were vested as of the grant date of September 12, 2016. The compensation committee approved the award of options for 12,000 shares to each of the six non-management board members (72,000 total options) to be vested immediately and exercisable over a 10 year period at the market price of the Company’s common shares on the date of grant.

(3)	None of the directors received any stock awards, non-equity incentive plan compensation, any pension benefits, any non-qualified deferred compensation or any other compensation.

(4)	Other Arrangements. Mr. Turner is a partner of the law firm of Smith, Gambrell & Russell, LLP. Such law firm provided legal services to the Company in the fiscal year ended June 30, 2017 at customary rates and continues to provide such services to the Company in the fiscal year ending June 30, 2018.

The following chart discloses certain information with respect to option awards held by each non-management director as of the fiscal year ended June 30, 2017:

Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
	Exercisable
Dr. Steven J. Baileys	4,857	8.00	09/23/2017
	10,000	1.67	11/10/2021
	20,000	1.22	09/05/2022
	3,000	0.71	09/16/2023
	5,000	1.79	09/10/2025
	12,000	1.21	09/12/2026

Karen B. Brenner	4,857	8.00	09/23/2017
	10,000	1.67	11/10/2021
	20,000	1.22	09/05/2022
	3,000	0.71	09/16/2023
	5,000	1.79	09/10/2025
	12,000	1.21	09/12/2026

Gene E. Burleson	4,857	8.00	09/23/2017
	10,000	1.67	11/10/2021
	20,000	1.22	09/05/2022
	3,000	0.71	09/16/2023
	5,000	1.79	09/10/2025
	12,000	1.21	09/12/2026

C. Michael Ford	4,857	8.00	09/23/2017
	10,000	1.67	11/10/2021
	20,000	1.22	09/05/2022
	3,000	0.71	09/16/2023
	5,000	1.79	09/10/2025
	12,000	1.21	09/12/2026

Christopher H. B. Mills	4,857	8.00	09/23/2017
	10,000	1.67	11/10/2021
	20,000	1.22	09/05/2022
	3,000	0.71	09/16/2023
	5,000	1.79	09/10/2025
	12,000	1.21	09/12/2026

Howard E. Turner	4,857	8.00	09/23/2017
	10,000	1.67	11/10/2021
	20,000	1.22	09/05/2022
	3,000	0.71	09/16/2023
	5,000	1.79	09/10/2025
	12,000	1.21	09/12/2026

(1)	There are no outstanding unexercised options, stock awards or incentive plan awards for directors. If we grant stock awards or equity plan incentive awards in the future, we will report the named director holding unvested securities, the market value of unvested shares or awards, the vesting date for such securities and the number of securities vesting on the applicable date.

EXECUTIVE OFFICERS

Our executive officers, as of September 28, 2017, their positions with the Company or our subsidiaries, and the ages of such executive officers are as follows:

Name	Office	Age
Robert M. Thornton, Jr.	Director, Chairman of the Board of Directors, President and Chief Executive Officer	68
Mark J. Stockslager	Chief Financial Officer and Principal Accounting Officer	58
Byron D. Finn	President, SunLink ScriptsRx, LLC	67

Current Executive Officers

All of our executive officers hold office for an indefinite term, subject to the discretion of the board of directors.

Biographical information for our non-director executive officers is set forth below:

Mark J. Stockslager, 58, has been SunLink’s Chief Financial Officer since July 1, 2007. He was interim Chief Financial Officer from November 6, 2006 until June 30, 2007. He has been the Principal Accounting Officer since March 11, 1998 and was Corporate Controller from November 6, 1996 to June 4, 2007. He has been associated continuously with our accounting and finance operations since June 1988 and has held various positions, including Manager of U.S. Accounting, from June 1993 until November 1996. From June 1982 through May 1988, Mr. Stockslager was employed by Price Waterhouse & Co.

Byron D. Finn, 67, was named President of SunLink ScriptsRx, LLC on October 1, 2010. Prior to becoming President of SunLink Scripts, RX, LLC, Mr. Finn was President of Byron D. Finn, CPA, PC, which provided accounting, financial consulting and litigation support services for clients, including numerous healthcare clients. His experience also includes various positions with The Coca-Cola Company, where he served in a number of financial-related positions and in connection with special projects, and he was previously employed by Ernst & Young. Mr. Finn is a licensed CPA and received his BA in Business Administration and Master in Accountancy degrees from the University of Georgia.

EXECUTIVE COMPENSATION

The following sections of this Proxy Statement set forth compensation information relating to the Company’s principal executive officer (Mr. Thornton, who is our Chief Executive Officer), the Company’s principal financial officer (Mr. Stockslager, who is our Chief Financial Officer), and our sole other named executive officer (Mr. Finn, who is the President of SunLink ScriptsRx).

Summary Compensation Table

The following table shows the compensation awarded or paid by SunLink for services rendered for the fiscal years ended June 30, 2017 and 2016 to the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)		Total ($)(4)
Robert M. Thornton, Jr.	2017	366,000	50,000	—	8,222		424,222
Chairman, President and Chief Executive Officer	2016	366,000	0	15,000	272	(5)	381,272

Mark J. Stockslager	2017	190,000	15,000	—	6,011		211,011
Chief Financial Officer and Principal Accounting Officer	2016	190,000	0	7,500	272	(5)	197,772

Byron D. Finn	2017	200,000	0	—	170	(5)	200,170
President, SunLink ScriptsRx, LLC	2016	200,000	0	—	170	(5)	200,170

(1)	Represents discretionary bonus awarded by the Company’s compensation committee in light of its judgment regarding management’s performance with respect to management of the Company’s finances, results of operations, dispositions of nonperforming assets and application of proceeds thereof, and other factors deemed relevant in the subjective discretion of the compensation committee. With respect to fiscal 2017, the compensation committee retained full authority to determine, among other things, the identity of participants to whom any bonuses would be payable (if at all), whether facts and circumstances merited the award of any bonuses, and the amount of bonuses awarded, if any.

(2)	This column shows the grant date fair value option awards computed in accordance with equity-based compensation accounting rules (FASB ASC Topic 718). For a description of certain assumptions made in the valuation of option awards, see Note 11 to the Company’s audited consolidated financial statements, included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017. The fair value of the share options is estimated using the Black-Scholes option pricing model and the compensation expense is recognized for financial reporting purposes in the periods in which the share options vest. However, for purposes herein, the total fair value of the share options is presented.

(3)	All other compensation consists solely of life, medical and dental insurance premiums paid above those premiums which are generally paid for all employees and 401k contributions made by the Company.

(4)	None of the named executive officers received any stock awards, non-equity incentive compensation, a change in pension value or non-qualified deferred compensation.

(5)	Consists solely of life insurance premiums.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to common shares that may be issued upon the exercise of options and other awards outstanding under the Company’s existing equity compensation plans as of June 30, 2017 to the Company’s named executive officers.

Option Awards(1)
Name(3)	Number of Securities Underlying Unexercised Options (#)(1)	Number of Securities Underlying Unexercised Options (#)(2)	Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
Robert M. Thornton, Jr.	33,333	—	2.09	09/12/2021
	33,333	—	2.09	09/12/2021
	33,334	—	2.09	09/12/2021
	20,000	—	1.22	09/05/2022
	20,000	—	1.22	09/05/2022
	20,000	—	1.22	09/05/2022
	20,000	—	1.49	09/12/2024
	20,000	—	1.49	09/12/2024
	—	20,000	1.49	09/12/2024
	10,000	—	1.79	09/10/2025
	—	10,000	1.79	09/10/2025
	—	10,000	1.79	09/10/2025

Mark J. Stockslager	6,666	—	2.09	09/12/2021
	6,667	—	2.09	09/12/2021
	6,667	—	2.09	09/12/2021
	10,000	—	1.22	09/05/2022
	10,000	—	1.22	09/05/2022
	10,000	—	1.22	09/05/2022
	10,000	—	1.49	09/12/2024
	10,000	—	1.49	09/12/2024
	—	10,000	1.49	09/12/2024
	5,000	—	1.79	09/10/2025
	—	5,000	1.79	09/10/2025
	—	5,000	1.79	09/10/2025

(1)	There are no outstanding stock awards or incentive plan awards for executive officers. If we grant stock awards or equity plan incentive awards in the future, we will report the named executive officer holding unvested securities, the market value of unvested shares or awards, the vesting date for such securities and the number of securities vesting on the applicable date.

(2)	Includes each grant of both exercisable and unexercisable options under the Company’s 2001 Long-Term Stock Option Plan and the 2005 Equity Incentive Plan.

(3)	The identity of the named executive officers holding unvested securities as of the date of this table, the vesting date for such securities and the number of securities vesting on the applicable date is as follows:

Officer	Vesting Date	Shares Vesting
Robert M. Thornton, Jr.	09/12/2017	20,000
	09/11/2017	10,000
	09/11/2018	10,000

Mark J. Stockslager	09/12/2017	10,000
	09/11/2017	5,000
	09/11/2018	5,000

Byron D. Finn	N/A	None

Pension Plan Benefits

Effective February 28, 1997, SunLink amended its domestic retirement plan to freeze participant benefits and close the plan to new participants. Accordingly, compensation earned after February 28, 1997 is not used in determining a participant’s accrued benefit. Mr. Thornton and Mr. Stockslager are the only named executive officers of the Company who are participants in the plan. The estimated monthly benefits to be received by them at age 65 are $195.38 and $601.24, respectively based on Mr. Thornton’s two years of credited service and $31,148 present value of accumulated benefits and Mr. Stockslager’s eight years of credited service and $67,856 present value of accumulated benefits. Neither Mr. Thornton nor Mr. Stockslager received payments under the plan in fiscal 2017.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Employment Agreements

Robert M. Thornton, Jr. Mr. Thornton, Chairman, President and Chief Executive Officer, is currently employed by the Company under the terms of an employment agreement effective July 1, 2005, as amended to date, for a term ending December 31, 2018. Absent notice, the contract provides for automatic renewal at the end of its then current term for a period of eighteen months. Mr. Thornton’s current employment agreement provides for a base salary at a rate of not less than $335,000 per annum plus any increases that may be granted at least annually by the Company. Mr. Thornton’s base salary for fiscal 2017 was $366,000. Mr. Thornton is eligible to participate in the Company’s employee equity compensation plans if equity is available thereunder and if the compensation committee decides to grant him additional equity compensation. Under his employment agreement, Mr. Thornton is also eligible to receive an annual bonus of up to seventy percent of his annual base salary if certain criteria established by the compensation committee (in consultation with him) are met. Mr. Thornton is eligible to participate in the Company’s medical, dental, life, and disability programs.

Mr. Thornton’s employment agreement also provides for severance payments in the event Mr. Thornton ceases to be employed by the Company. If Mr. Thornton is terminated due to death, disability or cause, he is entitled to the accrued compensation under his employment agreement, including a pro rata share of any annual bonus. If Mr. Thornton is terminated other than for death, disability or cause, he is entitled to receive severance payments equal to thirty months of his then current salary, a pro rata portion of any annual bonus for which goals have been proportionately met, and continuation of certain benefits for and during the thirty months following termination.

Mark J. Stockslager. Mr. Stockslager, Chief Financial Officer and Principal Accounting Officer, is currently employed by the Company under the terms of an employment letter effective January 1, 2001. Mr. Stockslager’ s current employment letter provides for a salary of at least $7,333 per month or $88,000 on an annualized basis, which will be reevaluated at least annually to determine if any adjustments should be made. Currently, Mr. Stockslager’s salary is $15,833 per month or $190,000 on an annualized basis. Additionally, Mr. Stockslager is also eligible to receive an annual bonus of up to sixty percent of his annual base salary if certain criteria established by the compensation committee are met. Mr. Stockslager is eligible to participate in the Company’s employee equity compensation plans, as well as the Company’s medical, dental, life and disability programs. Except as described below with respect to payments in connection with a change in control, if Mr. Stockslager is terminated, other than for cause, as determined by the board of directors in its sole discretion, he is entitled to severance pay by continuation of his base salary for nine months.

Byron D. Finn. Mr. Finn, President, SunLink ScriptsRx, LLC is currently employed by the Company under the terms of an employment letter effective September 30, 2010. Mr. Finn’s current employment letter provides for a salary of $16,667 per month or $200,000 on an annualized basis, which will be reevaluated at least annually to determine if any adjustments should be made. Additionally, Mr. Finn is eligible to receive an annual bonus of up to sixty percent of his annual base salary if certain criteria established by the compensation committee are met. Mr. Finn is eligible to participate in the Company’s employee equity compensation plans, as well as the Company’s medical, dental, life and disability programs. If Mr. Finn is terminated, other than for cause, Mr. Finn will be entitled to receive severance pay by continuation of his base salary for six (6) months.

Change in Control Arrangements

With regard to the employment agreements with Mr. Thornton, Mr. Stockslager and Mr. Finn, a “change in control” will be deemed to have occurred in the event that any of the following events shall have occurred (with defined terms, not otherwise defined herein, having the meanings associated with them in the employment agreements):

•	Any Person, or Persons acting together that would constitute a “group,” together with any Affiliates or Related Persons thereof (other than any employee stock ownership plan), beneficially owns 40% or more of the total voting power of all classes of Voting Stock of the Company, except an acquisition by (i) an employee benefit plan maintained by the Company or another corporation controlled directly or indirectly by the Company; (ii) the Company or any Subsidiary; (iii) Executive or any Person controlled by an Executive, under common control with Executive or acting in concert with Executive; or (iv) any Person in connection with a non-control transaction;

•	The individuals who, as of the date of the agreement, are members of the board (the “incumbent board”) cease for any reason to constitute at least two-thirds of the board; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least two-thirds of the incumbent board, such new director shall, for purposes of change in control, be considered as a member of the incumbent board; provided, further, however, that no individual shall be considered a member of the incumbent board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board (a “proxy contest”) including by reason of any agreement intended to avoid or settle any Election Contest or proxy contest;

•	Approval by shareholders of SunLink of a merger, consolidation or reorganization involving the Company, unless

•	the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least two-thirds of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “surviving corporation”) in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization, and

•	the individuals who were members of the incumbent board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the surviving corporation; or

•

If the executive’s employment is terminated prior to a change in control and the executive reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change-in-control and who effectuates a change in control (a “third party”) or (B) otherwise occurred in connection with, or in anticipation of, a change-in-control which actually occurs, then for all purposes, the date of a change in control with respect to the executive shall mean the date immediately prior to the date of such termination of the executive’s employment.

Upon a change in control, if Mr. Thornton’s employment is thereafter terminated for any reason other than cause or if he terminates his employment within one (1) year of the change in control, he is entitled to (a) thirty months of base pay, to be paid in accordance with the Company’s payroll practices; (b) accrued compensation, including a pro rata portion of any annual bonus for which goals have been proportionately met; (c) health and certain ancillary benefits for twenty four months following termination; and (d) full vesting of any then unvested stock options.

Upon a change in control, if Mr. Stockslager’s employment is thereafter terminated for any reason other than cause or if he terminates his employment within one (1) year of the change-in-control, he is entitled to twelve months of base pay, to be paid in accordance with the Company’s payroll practices.

Upon a change in control, if Mr. Finn’s employment is terminated within 90 days thereafter for any reason other than death, disability or cause, he is entitled to six months of base pay, to be paid in accordance with the Company’s payroll practices.

The following table sets forth certain potential benefits which would have been realized in connection with a change in control and termination of employment without cause or at the election of the executive for the Company’s principal executive officer, principal financial officer and the Company’s sole other named executive officer for fiscal year 2017 assuming the change in control and termination occurred as of the last day of the most recently completed fiscal year.

Name and Principal Position	Continued Base Salary(1) $	Lump Sum Salary Bonus and Incentive Compensation Payment(2) $	Value of Health and Insurance Benefits(3) $	Value of Accelerated Equity Awards(4) $	Total Termination Benefits $
Robert M. Thornton, Jr.	915,000	50,000	29,929	3,400	998,329
Chairman, President and Chief Executive Officer

Mark J. Stockslager	190,000	N/A	N/A	N/A	190,000
Chief Financial Officer and Principal Accounting Officer

Byron D. Finn	100,000	N/A	N/A	N/A	100,000
President, SunLink ScriptsRx, LLC

(1)	The continued base salary benefit is to be paid in accordance with the Company’s regularly scheduled pay periods over the applicable benefits period.

(2)	Calculated as a pro rata portion of any annual bonus for which goals have been proportionately met prior to termination and without regard to any requirement to be employed on payment date. Such payment shall be made after an audit of annual results in accordance with the applicable plan.

(3)	Calculated based on the lesser of aggregate premiums amounts payable and assuming the exercise of all rights of the covered individual under COBRA plus supplemental life insurance, without adjustment for inflation, multiplied by the assumed actuarial lives of the persons provided benefits or the maximum benefit period if shorter.

(4)	Calculated based on the sum of the number of accelerated option awards, multiplied by the positive difference, if any, between the exercise price of such option and the market price of the Company’s common shares at June 30, 2017. All acceleratable options had an exercise price equal to or in excess of the closing market price of the Company’s common shares at June 30, 2017 of $1.66, except for options for 20,000 shares for Mr. Thornton exercisable at $1.49 per share.

PROPOSAL 2 TO BE VOTED ON BY SHAREHOLDERS

Proposal 2—Advisory Vote on Executive Compensation

We are requesting your advisory approval of the compensation of our named executive officers as disclosed in the Executive Compensation section of this Proxy Statement, including the compensation tables, and the narrative discussion set forth on page 22 of this Proxy Statement. This non-binding advisory vote is commonly referred to as a “say on pay” vote.

Our Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive compensation and benefits package that reflects executive performance, job complexity and strategic value of the position, which it believes also includes retention incentives, performance incentives, and alignment with the interests of the Company’s shareholders. We encourage you to carefully review the “Executive Compensation” section of this Proxy Statement for additional details on the Company’s executive compensation, including the Company’s compensation objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers for the fiscal year ended June 30, 2017.

We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the objectives, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote, on an advisory basis, “For” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to SunLink Health Systems, Inc.’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the “Executive Compensation” section of the Proxy Statement, and the compensation tables and narrative discussion set forth therein, is hereby approved.”

While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for our named executive officers.

Vote Required and Board Recommendation

The “say-on-pay” proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

The board of directors unanimously recommends that the Company’s shareholders vote “FOR” the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL 3 TO BE VOTED ON BY SHAREHOLDERS

Proposal 3—Advisory Vote on the Frequency of the Vote on Executive Compensation

The Company is presenting this proposal, which gives you as a shareholder the opportunity to inform the Company as to how often you wish the Company to include a “say-on-pay” proposal in our Proxy Statement (a “say-on-frequency” vote). While this say-on-frequency vote is advisory in nature and therefore will not bind us to adopt any particular frequency, the Board intends to carefully consider the shareholder vote resulting from the proposal in determining how frequently we will hold “say-on-pay” votes.

Please note that, as a shareholder, you have the choice to vote for one of the following choices, as indicated on the proxy card: to hold the advisory vote on executive compensation (1) every year, (2) every two years, (3) every three years, or (4) to abstain from voting.

The Board values constructive dialogue on executive compensation and other important governance topics with our shareholders. Because the executive compensation program for our named executive officers has remained consistent for several years, the Board believes an advisory vote every three years should be sufficiently frequent to obtain information on shareholder sentiment about our executive compensation program and to respond to shareholders’ feedback and the vote results.

Required Vote of Shareholders

Shareholders are not voting to approve or disapprove the recommendation of the Board that the say-on-pay vote be held every two years, but, rather, to express their own preference. The Company will take into consideration the shareholder vote on each of the alternatives set forth in the proxy card with respect to this Proposal.

The board of directors unanimously recommends that the Company’s shareholders vote for the “3 Years” alternative set out in the proxy card.

PROPOSAL 4 TO BE VOTED ON BY SHAREHOLDERS

Proposal 4–Ratification of Independent Registered Public Accounting Firm

Cherry Bekaert LLP was engaged to perform the Company’s annual audit for the fiscal year ended June 30, 2017. We anticipate that representatives of Cherry Bekaert LLP will be present at the 2017 annual meeting of shareholders to respond to appropriate questions and to make a statement if such representatives so desire.

The audit committee of the board of directors of the Company has appointed Cherry Bekaert LLP to serve as our independent registered public accounting firm for the fiscal year beginning July 1, 2017. We are asking our shareholders to ratify the selection of Cherry Bekaert LLP as our independent registered public accounting firm. Although ratification is not required by our Code of Regulations or otherwise, the board is submitting the selection of Cherry Bekaert LLP to our shareholders for ratification as a matter of good corporate practice. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year and may periodically request proposals from other independent registered public accounting firms and as a result of such process may select Cherry Bekaert LLP or another independent registered public accounting firm if the audit committee determines that such a change or action would be in the best interests of the Company and our shareholders.

The board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm.

CERTAIN ACCOUNTING AND AUDITING MATTERS

Report of the Audit Committee

The authority, duties and responsibilities of the audit committee of the board of directors of the Company are set forth in detail in the written audit committee charter, which was adopted by the board of directors of the Company and which complies with the applicable rules of the NYSE American exchange. The audit committee has three members, each of whom is independent under the applicable rules of the NYSE American exchange. In accordance with section 407 of the Sarbanes-Oxley Act of 2002, Mr. Ford has been identified as an “Audit Committee Financial Expert.”

The audit committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the Audit Committee Charter is available on the Company’s website at www.sunlinkhealth.com.

The audit committee is responsible for overseeing the Company’s financial reporting process on behalf of the board of directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States.

The audit committee met four (4) times during fiscal year 2017. In addition, the members of the audit committee reviewed, and the chairperson of the audit committee discussed with management and the Company’s independent auditors, the interim financial information contained in each quarterly earnings release prior to the release of such information to the public.

The audit committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended June 30, 2017 with management and the independent auditors. The audit committee has discussed with the independent auditors the matters required to be discussed under Standards of the Public Company Accounting Oversight Board (“PCAOB”), including those matters set forth in Auditing Standards No. 1301, Communication with Audit Committees. In addition, the audit committee received from the independent registered public accounting firm the written disclosures and the letter required by the PCAOB’s applicable requirements and has discussed with them their independence from the Company and its management. The audit committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the independent registered public accounting firm’s independence. The audit committee has concluded that the independent auditors are independent from the Company and its management.

The audit committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. In addition, the audit committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.

In fulfilling its oversight responsibilities and as part of its review of the Company’s 2017 Annual Report, the audit committee met with the Company’s independent auditors, with and without management present, to discuss their evaluations of the Company’s internal controls as well as the overall quality of its financial reporting.

The fees paid to the Company’s auditors, Cherry Bekaert LLP, as well as the policy on pre-approval of audit and non-audit services are set forth elsewhere in this Proxy Statement.

As a result of the reviews and discussions with management and Cherry Bekaert LLP referred to above, the audit committee recommended to the board and the board has approved that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2017 for filing with the Securities and Exchange Commission.

This report has been submitted by the audit committee:

C. Michael Ford (Chairperson)	Karen B. Brenner	Gene E. Burleson

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933.

Policy on Pre-Approval of Services Provided By Independent Registered Public Accounting Firm

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of Cherry Bekaert LLP with respect to all auditing services and non-audit services to be performed for the Company by its independent registered public accountants are subject to the specific pre-approval of the audit committee (except where such services are determined to be de minimis under the 1934 Act). All audit and permitted non-audit services to be performed by Cherry Bekaert LLP require pre-approval by the audit committee in accordance with pre-approved procedures established by the audit committee. The audit committee may delegate to one or more designated members of the audit committee who are independent directors of the board of directors, the authority to grant such pre-approvals. The decisions of any member to whom such authority is delegated are presented to the full audit committee at the next scheduled meeting of the audit committee. The procedures require all proposed engagements of Cherry Bekaert LLP for services of any kind to be directed to the Company’s Principal Accounting Officer and then submitted for approval to the audit committee prior to the beginning of any services.

In fiscal year 2017, 100% of the audit fees, audit-related fees and tax fees billed by Cherry Bekaert LLP were approved either by the audit committee or its designee. The fees billed by Cherry Bekaert LLP that are shown in the following table for fiscal year 2017 and 2016 were also pre-approved by the audit committee or its designee. The audit committee has considered whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence and believes that the provision of such services is compatible.

Independent Registered Public Accounting Firm Fees

The following tables show the type of services and the aggregate fees billed to the Company for such services during the fiscal years ended June 30, 2017 and 2016 by SunLink’s independent registered public accounting firm, Cherry Bekaert LLP1. Descriptions of the service types follow the table.

Services Rendered by Cherry Bekaert LLP	Fiscal 2017		Fiscal 2016
Audit Fees	$120,000		$143,000
Audit-Related Fees	0		4,021
Tax Fees	0	[1]	3,500
All Other Fees	0		1,935

TOTAL	$120,000		$152,456

[1]	In fiscal 2017, the professional services for tax compliance were performed by another public accounting firm. Such fees were $76,827 and were approved by the audit committee or its designee.

Audit Fees

The aggregate fees billed by Cherry Bekaert LLP for each of the last two fiscal years include fees for professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and consents and assistance with and review of other documents filed with the SEC, and accounting and financial reporting consultations and other attest services and the issuance of consents.

Audit-Related Fees

The aggregate fees billed by Cherry Bekaert LLP in each of the last two fiscal years include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. The nature of the services performed for these fees may include, among other things, employee benefit plan audits, internal control reviews, attest services not required by statute or regulation and consultations concerning financial accounting and reporting matters not classified as an audit.

Tax Fees

The aggregate fees billed by Cherry Bekaert LLP in each of the last two fiscal years include fees for professional services rendered for tax compliance, including assisting the Company with tax audits.

All Other Fees

These fees generally relate to assistance in connection with regulatory filings and accounting and disclosure consultation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of the Company and owners of more than 10% of the Company’s common shares to file an initial ownership report with the Securities and Exchange Commission and any subsequent current reports reflecting any changes in their ownership of any of the Company’s equity securities. The Company believes, based solely on a review of the copies of those reports furnished to the Company during the past year and written representations to it that no other reports were required and that during the period from July 1, 2016 through June 30, 2017 all filing requirements have been met except (i) on October 13, 2016, Ms. Brenner filed a late report on Form 4 to correct prior inadvertent under-reporting of shares owned by Ms. Brenner’s spouse as well as two dispositions of indirectly owned shares; (ii) on December 9, 2016, each of the Company’s outside directors filed reports on

Form 4 to report the award of director stock options which represented a “small acquisition grant” previously eligible for deferred reporting under Rule 16a-6 for which a timely Form 5 was not filed; (iii) Mr. Thornton filed a late report on March 2, 2017 on Form 4 to report the disposition of shares earlier in the week of the report and on March 3, 2017 to correct the prior inadvertent under-reporting of shares disposed of on such earlier report; and (iv) on March 8, 2017, Ms. Brenner filed a late report with respect to shares sold for clients in client-managed accounts at the direction of and for the benefit of such clients and to correct the nature of the indirect ownership of certain shares inadvertently incorrectly reflected on an original Form 4.

COST OF SOLICITATION

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxy solicitations may be made by directors, officers and employees of the Company, personally or by telephone or other means of communication, without receiving additional compensation. It is also anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,

NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

We plan to hold our 2018 annual meeting of shareholders during the month of November. Any proposal of a shareholder intended to be presented at the 2018 annual meeting of shareholders must be received by us for inclusion in the Proxy Statement and form of proxy for that meeting no later than June 21, 2018, 100 days before the anniversary of the date of this Proxy Statement. If any proposal is submitted after that date, we are not required to include it in our Proxy Materials. Any proposal of a shareholder intended to be presented at the 2018 annual meeting of shareholders that is not required to be included in the Proxy Statement and form of proxy must be received by us for that meeting no later than August 15, 2018, 45 days before the anniversary of the date of this Proxy Statement. Proposals should be submitted to the following address:

Corporate Secretary

SunLink Health Systems, Inc.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

A notice of a proposed item of business should include a description of, and the reasons for, bringing the proposed business to the meeting, any material interest of the shareholder in the business, and certain other information about the shareholder.

Under our Code of Regulations, and as SEC rules permit, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting. Under these procedures, shareholders must submit the proposed nominee by delivering a notice to the Secretary of the Company at our principal executive offices. Normally, we must receive notice of a shareholder’s intention to introduce a nomination at an annual meeting not less than 50 days nor more than 75 days before the next meeting. Assuming that our 2018 Annual Meeting of Shareholders is held on November 12, 2018, we must receive notice pertaining to the 2018 Annual Meeting no earlier than September 7, 2018 and no later than September 22, 2018. However, if we give less than 60 days’ notice or public announcement of the annual meeting date, we must receive the notice no later than the close of business ten (10) days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

If we hold a special meeting to elect directors with less than 60 days’ notice, the effect of our Code of Regulations will be that we must receive a shareholder’s notice of intention to introduce a nomination no later than the close of business ten (10) days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

A notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

WE HAVE MAILED, AND POSTED ON THE INTERNET, OUR 2017 ANNUAL REPORT TO SHAREHOLDERS IN CONNECTION WITH THIS PROXY SOLICITATION. IF YOU WOULD LIKE AN ADDITIONAL PHYSICAL COPY OF OUR 2017 FORM 10-K, EXCLUDING CERTAIN EXHIBITS, PLEASE CONTACT SUNLINK HEALTH SYSTEMS, INC., 900 CIRCLE 75 PARKWAY, SUITE 1120, ATLANTA, GEORGIA 30339.

OTHER MATTERS

Admission to Meeting

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, may be limited. Admission to the meeting will be on a first-come, first-served basis. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Only shareholders as of the record date may attend the meeting. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices, cellular telephones, beepers and other electronic devices will not be permitted at the meeting.

Action on Other Matters at the Annual Meeting

At this time, we do not know of any other matters to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. If any other matter properly comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

Shareholders are urged to date, sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States, or to vote their shares via telephone or the Internet. Your cooperation is appreciated. Your proxy will be voted, with respect to the matters identified thereon, in accordance with any specifications on the proxy.

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

(770) 933-7000

NYSE American exchange: SSY

www.sunlinkhealth.com

sunlink@sunlinkhealth.com

SUNLINK HEALTH SYSTEMS, INC. 900 CIRCLE 75 PARKWAY SUITE 1120 ATLANTA, GEORGIA 30339

PROXY VOTING INSTRUCTIONS

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Voting Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by internet or by telephone you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M50570-P30448 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUNLINK HEALTH SYSTEMS, INC. Vote on Directors		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	To elect three (3) directors to the Board of Directors to serve for a two-year term and until their successors are elected and qualified.	☐	☐	☐
Nominees:
01) Robert M. Thornton, Jr. 02) Dr. Steven J. Baileys 03) Gene E. Burleson

Vote on Proposals
							For	Against	Abstain
2.	Advisory Vote on Executive Compensation (“Say-on-Pay” Vote).						☐	☐	☐

						1yr	2yrs	3yrs	Abstain
3.	Advisory Vote on How Frequently Shareholders will be provided a “Say-on-Pay” Vote.					☐	☐	☐	☐

							For	Against	Abstain
4.	To Ratify the Appointment of Cherry Bekaert LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2018.						☐	☐	☐

NOTE: TO TRANSACT SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR ALL” IN THE ELECTION OF DIRECTORS, AND A VOTE “FOR” EACH OF THE ABOVE PROPOSALS (AND “FOR” “3-YEARS” IN THE CASE OF PROPOSAL 3) AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

			Yes	No
Please indicate if you plan to attend this meeting.			☐	☐

NOTE:    Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M50571-P30448

P R O X Y

ANNUAL MEETING OF SHAREHOLDERS OF

SUNLINK HEALTH SYSTEMS, INC.

November 13, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Robert M. Thornton, Jr. and C. Michael Ford, and either of them, with power of substitution to each, the proxies of the undersigned to vote the common shares of the undersigned at the annual meeting of shareholders of SUNLINK HEALTH SYSTEMS, INC. to be held on November 13, 2017, at 10:00 a.m. at the Hyatt House Hotel, 3595 Cumberland Blvd. SE, Atlanta, GA 30339, and any adjournments or postponements thereof, as indicated on the reverse side of this proxy card with respect to the proposal set forth in the proxy statement, and in their discretion upon any matter that may properly come before the annual meeting or any adjournments or postponements thereof. The undersigned hereby revokes any previously submitted proxies.

(To be signed, dated and voted on reverse side.)